EXHIBIT 6(b)

                      FORM OF DISTRIBUTION SALES AGREEMENT

                          DISTRIBUTION SALES AGREEMENT


     THIS AGREEMENT, made this ____ day of __________, , by and between ISAAK BOND INVESTMENTS, INC., a Colorado corporation, having its principal office at 600 Seventeenth Street, Denver, Colorado 80202 (the "Underwriter"), and __________, a __________ corporation, having its principal office at
________________________________ (the "Distributor").


     WHEREAS, the Underwriter has entered into a Distribution Agreement with Colorado Double Tax-Exempt Bond Fund, Inc. (the "Fund"), a nondiversified, open-end management investment company, whereunder the Underwriter was engaged and agreed to act as principal underwriter for the Fund in the sale and distribution of shares of the Fund to the public, either through dealers or otherwise; and

     WHEREAS, the parties hereto desire that the Distributor be a member of a selling group to sell and distribute shares of the Fund to the public;

     NOW, THEREFORE, the Distributor hereby offers to become a member in a selling group to sell and distribute shares of the Fund to the public subject to the following terms and conditions.

     Section 1. Acceptance of Subscriptions. Subscriptions solicited by you will be accepted only at the price, in the amount, and on the terms which are set forth in the then-current Prospectus of the Fund.


     Section 2. Distribution Expenses. The Fund's Rule 12b-1 fee is currently 0.25% per annum of the average daily net assets of the Fund. The Rule 12b-1 fee accrues daily and is paid on a quarterly basis. The Distributor shall receive from the Underwriter all or a portion of the Rule 12b-1 fees payable by the Fund with respect to shares sold by the Distributor. The amount of the Rule 12b-1 fee payable may be revised by the Underwriter, in its discretion, upon 10 days' written notice.


     Section 3. Orders. Orders to purchase shares of the Fund shall be placed as described in the then-current Prospectus of the Fund and as instructed from time to time by the Underwriter. Orders shall be placed promptly upon receipt, and there shall be no postponement of orders received so as to profit the Distributor by reason of such postponement. Each order shall be confirmed by the Distributor in writing on the day such order was placed.

     Section 4. General. In soliciting purchases of shares of the Fund, the Distributor shall act as an independent contractor and not as an agent of the Underwriter. The Distributor agrees that neither the Underwriter nor any other

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distributor  nor the Fund shall be deemed an agent of the  Distributor.  Nothing herein shall constitute the Distributor as a partner of the Underwriter, any other distributor or the Fund, or render any such entity liable for obligations of the Distributor.

     Section 5. Distributor's Undertakings. No person is authorized to make any representation concerning shares of the Fund except those contained in the then-current Prospectus. The Distributor shall not sell shares of the Fund pursuant to this Agreement unless the then-current Prospectus is furnished to the purchaser prior to the offer and sale. The Distributor shall not use any supplemental sales literature of any kind without prior written approval of the Underwriter unless it is furnished by the Underwriter for such purpose. In offering and selling shares of the Fund, the Distributor will rely solely on the representations contained in the then-current Prospectus.

     Section 6. Representations and Agreements of the Distributor. By accepting this Agreement, the Distributor represents that it: (a) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended; (b) is qualified to act as a dealer in the State of Colorado, the only jurisdiction in which it will offer shares of the Fund; (c) is a member in good standing of the National Association of Securities Dealers, Inc., (the "NASD"); (d) is deemed as professionally qualified, to include attorneys, certified public accountants, public accountants, independent investment advisors, state and nationally chartered commercial banks, credit unions, insurance companies and any other profession designated as qualified by the Underwriter to receive the Rule 12b-1 fees; and (e) will maintain such registrations, qualifications and memberships throughout the term of this Agreement. The Distributor shall comply with all applicable federal laws, the laws of the State of Colorado, and the rules and regulations of the NASD. The Distributor shall not be entitled to any compensation during any period in which it has been suspended or expelled from membership in the NASD or any other professional designation qualification.

     Section 7. Distributor's Employees. By accepting this Agreement, the Distributor assumes full responsibility for thorough and prior training of its representatives concerning the selling methods to be used in connection with the offer and sale of shares of the Fund, giving special emphasis to the principles of full and fair disclosure to prospective investors.

     Section 8. Distributor's Indemnification. The Distributor hereby agrees to indemnify and to hold harmless the Fund and the Underwriter and each person, if any, who controls the Fund or the Underwriter within the meaning of Section 15 of the Securities Act of 1933 as amended (the "Act"), from and against any and all losses, claims, demands or liabilities to which the Fund or the Underwriter may become subject under the Act, or otherwise, insofar as such losses, claims, demands or liabilities (or actions in respect thereof) arise out of or are based upon any unauthorized use of sales materials by the Distributor or its salesman or upon alleged misrepresentations or omission to state material facts in connection with statements made by the Distributor or its salesman orally or by other means; and the Distributor will reimburse the Fund and the Underwriter for

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


any legal or other expenses reasonably incurred in connection with the investigation or defense of any such action or claim. The Underwriter shall, after receiving the first summons or other legal process disclosing the nature of the action being served upon the Underwriter or the Fund, in any proceeding in respect of which indemnity may be sought by the Fund or the Underwriter hereunder, notify the Distributor in writing of the commencement thereof within a reasonable time. In case any such litigation be brought against the Fund or the Underwriter, the Underwriter shall notify the Distributor of the commencement thereof and the Distributor shall be entitled to participate in (and to the extent the Distributor shall wish, to direct) the defense thereof at the Distributor's expense, but such defense shall be conducted by counsel of good standing satisfactory to the Fund and the Underwriter. If the Distributor shall fail to provide such defense, the Underwriter or the Fund may defend such action at the Distributor's cost and expense. The Distributor's obligation under this Section 8 shall survive the termination of this Agreement.


     Section 9. Underwriter's Indemnification. The Underwriter will indemnify and hold the Distributor harmless from all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) from any claim, demand, action or suit (collectively, "Claims") (a) arising in connection with misstatements or omissions in the Fund's Prospectus, actions or inactions by the Underwriter, the Fund or the Fund's transfer agent, as the case may be, or any of the Underwriter's agents or contractors or the performance of the
Underwriter's obligations hereunder and (b) not resulting from (i) the Distributor's bad faith or negligence or that of the Distributor's officers, employees or agents, or (ii) any breach of applicable laws by the Distributor, the Distributor's officers, employees or agents, or (iii) any actions of the Distributor or any of the Distributor's officers, employees or agents which exceeds the Distributor's legal authority or their authority hereunder, or (iv) any error or omission by the Distributor or the Distributor's officers, employees or agents with respect to the purchase, redemption and transfer of shares of the Fund or the Distributor's verification or guarantee of any shareholder signature. Notwithstanding anything herein to the contrary, the Underwriter will indemnify and hold the Distributor harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any Claim as a result of the Distributor acting in accordance with any written instructions reasonably believed by the Distributor to have been executed by any person duly authorized by the Underwriter or as a result of acting in reliance upon any instrument or stock certificate reasonably believed by the Distributor to have been genuine and signed, countersigned or executed by a person duly authorized by the Underwriter or the Fund, expecting only the Distributor's gross negligence or bad faith.

     Section 10. Assignment and Termination. This Agreement may not be assigned by the Distributor without consent of the Underwriter.

     Section 11. Termination. Either party may terminate this Agreement at any time upon giving written notice to the other party hereto.

     Section 12. Waiver. No failure, neglect or forbearance on the part of the Underwriter to require strict performance of this Agreement shall be construed as a waiver of the rights or remedies of the Underwriter hereunder.


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     Section 13.  Governing Law. This Agreement shall be construed in accordance with the laws of the State of Colorado.




                                     DISTRIBUTOR:

                                     ___________________________________________
                                     (Name)

                                     ___________________________________________
                                     (Authorized Representative)

                                     ___________________________________________
                                     (Tax identification number)

                                     ___________________________________________
                                     (Street Address)

                                     ___________________________________________
                                     (City)                  (State)     (Zip)


Date of offer:                       By_________________________________________
                                     Title:_____________________________________
___________________,____


Accepted by Isaak Bond Investments, Inc.


By__________________________
Name:_______________________
Title:______________________

Date of acceptance:__________________,____


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